EXHIBIT 23.1

       Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.

We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.



                     /S/  GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL, P.A.
                     -----------------------------------------------------------
                          Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.


March 26, 1998